UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 4, 2010, PharMerica Corporation (the “Company”), through one of its wholly-owned subsidiaries, Chem Rx Pharmacy Services, LLC, a Delaware limited liability company, acquired substantially all of the assets of Chem Rx Corporation and certain of its wholly-owned subsidiaries (collectively, the “Seller”) for $70,600,000 in cash plus the assumption of specified liabilities related to the assets. The acquisition of the assets was effectuated through the sale, transfer, and assignment of the assets by the Seller to the Company in a sale undertaken pursuant to Section 363 of the United States Bankruptcy Code.

The Company announced the completion of the acquisition in a Press Release of the Company, dated November 4, 2010.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required to be filed by this Item will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(b) Pro forma financial information.

The pro forma financial information required to be filed by this Item will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated November 4, 2010 (1)

(1)	Filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: November 10, 2010	By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President and Chief Financial Officer